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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY



     WHEREAS, Equistar Chemicals, LP, a Delaware limited partnership (the "Partnership"), together with Equistar Funding Corporation, a Delaware corporation, intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-4, including a prospectus, with such amendment or amendments thereto, whether pre-effective or post-effective, in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the "Registration Statement"), in connection with the Partnership's proposal to offer to exchange up to $700,000,000 aggregate principal amount of notes registered under the Act for a like aggregate principal amount of outstanding notes;

     NOW, THEREFORE, each of the undersigned, in his or her capacity as a member of the Governance Committee of the Partnership (the "Committee"), does hereby appoint Gerald A. O'Brien and Robert T. Blakely, each of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents with power to act and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a member of the Committee, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and agents or any of them or their substitutes.

     IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 21 day of September, 2001.


 /s/ DAN F. SMITH                          /s/ WILLIAM M. LANDUYT
---------------------------------------  ---------------------------------------
Name:  Dan F. Smith                      Name:  William M. Landuyt
Title: Co-Chairman                       Title: Co-Chairman
       Partnership Governance Committee         Partnership Governance Committee


  /s/ ROBERT T. BLAKELY                    /s/ JOHN E. LUSHEFSKI
---------------------------------------  ---------------------------------------
Name:  Robert T. Blakely                 Name:  John E. Lushefski
Title: Member                            Title: Member
       Partnership Governance Committee         Partnership Governance Committee


  /s/ T. KEVIN DENICOLA                    /s/ ROBERT E. LEE
---------------------------------------  ---------------------------------------
Name:  T. Kevin DeNicola                 Name:  Robert E. Lee
Title: Member                            Title: Member
       Partnership Governance Committee         Partnership Governance Committee
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/s/ DR. RAY R. IRANI                     /s/ STEPHEN I. CHAZEN
---------------------------------------  ---------------------------------------
Name:  Dr. Ray R. Irani                  Name:  Stephen I. Chazen
Title: Member                            Title: Member
       Partnership Governance Committee         Partnership Governance Committee

/s/ J. ROGER HIRL
---------------------------------------
Name:  J. Roger Hirl
Title: Member
       Partnership Governance Committee

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